Exhibit 10.1

Offer of Employment: Financial Director

Dear Jesus,

On behalf of TransparentBusiness, Inc. (the “Company”), I am pleased to offer you employment as Financial Director, effective October 12, 2026 (the “Start Date”). The Company will be your employer. Your responsibilities will also include accounting and financial reporting for Foresight Collective, Inc., operator of SafeBets.world (“SafeBets”), under the shared services arrangement between the two companies.

Your experience in SEC reporting, EDGAR filings, and SOX compliance will be valuable to both companies. This Offer Letter sets out the principal terms and conditions of your employment.

1. Position and Reporting

You will serve as Financial Director of TransparentBusiness, Inc., leading accounting and financial reporting for the Company and SafeBets.

You will report directly to me until a Chief Financial Officer is appointed, after which you will report to the Chief Financial Officer.

Your position will be fully remote, based in Miami, Florida, with travel to New York or other locations as reasonably needed, at Company expense.

2. Duties and Responsibilities

For TransparentBusiness, Inc., your responsibilities will include:

●	Monthly close, financial statements, and management reporting.

●	Budgets, cash flow forecasts, and treasury oversight.

●	Financial statements and support for securities offerings, investor materials, and regulatory filings.

●	Preparation and EDGAR filing of Forms 10-Q, 10-K, and other SEC reports.

●	Audit coordination and liaison with external auditors.

●	SOX compliance and internal control procedures.

For Foresight Collective, Inc. / SafeBets, your responsibilities will include:

●	Monthly close, financial statements, and management reporting.

●	Budgets, cash flow forecasts, and treasury oversight.

●	Financial statements and support for securities offerings, investor materials, and regulatory filings.

●	Audit coordination and internal controls.

The compensation set out below covers your responsibilities for both companies.

3. Compensation

Your total compensation will be US$24,000 per month, equivalent to US$288,000 on an annualized basis, consisting of:

Cash salary: US$12,000 per month, equivalent to an annual base salary of US$144,000, payable by the Company in accordance with its regular payroll schedule and subject to applicable tax withholding and deductions.

Equity compensation: US$12,000 per month in Foresight Collective, Inc. common stock, issued monthly. The number of shares issued each month will equal US$12,000 divided by the price per share in Foresight Collective, Inc. ’s then-current offering.

The equity component will be documented in a separate equity agreement and will require the applicable corporate approvals. Shares will be restricted securities and subject to applicable securities law transfer limitations. Applicable tax withholding and reporting requirements will apply.

The annualized amounts are provided for reference. Compensation will accrue during your employment and does not guarantee payment for an unserved portion of any employment term.

4. Expense Reimbursement

The Company will reimburse reasonable, documented, pre-approved business expenses incurred in performing your duties, in accordance with its applicable expense reimbursement policies.

5. Benefits

You will be eligible to participate in employee benefit plans and programs made available by the Company to eligible employees, subject to the applicable plan terms, eligibility requirements, and enrollment procedures.

6. Term, Trial Period, Renewal, and Termination

Your employment will begin on the Start Date for an initial term of twelve (12) months. The first ninety (90) days will constitute a trial period during which the Company will assess your performance and suitability for the role.

Upon successful completion of the trial period, as assessed by the Company, your employment will automatically continue for the remaining nine (9) months of the initial term.

Upon completion of the initial twelve-month term and each subsequent renewal term, your employment will automatically renew for an additional twelve (12) months unless either party provides written notice of non-renewal in accordance with the notice periods below.

The Company may terminate your employment at any time, including during the trial period or any renewal term, by providing seven (7) calendar days’ prior written notice. You may resign by providing thirty (30) calendar days’ prior written notice. The same notice periods apply to non-renewal.

Each employment term and renewal is subject to these termination rights. Any longer notice period or other mandatory requirements under applicable law will prevail.

Compensation will accrue through your final day of employment. Final payments, benefits, and equity treatment will be governed by applicable law and the relevant plan and equity documents.

7. Confidentiality and Work Product

During and following your employment, you agree to maintain the confidentiality of proprietary and non-public information of the Company and SafeBets and to use such information solely in performing your authorized duties.

Work product created in performing your duties will belong to the appropriate company, as specified in the applicable confidentiality and proprietary rights agreement.

8. Governing Law and Jurisdiction

This Offer Letter shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict-of-laws principles.

To the extent permitted by applicable law, disputes arising out of or relating to this Offer Letter shall be subject to the exclusive jurisdiction of the state and federal courts located in Delaware.

Nothing in this Offer Letter shall waive or limit any non-waivable employment rights or mandatory legal requirements applicable where you perform your work.

9. Entire Agreement

This Offer Letter, together with any separately executed agreements governing equity, confidentiality, or proprietary rights, constitutes the entire agreement regarding the terms addressed herein and supersedes prior proposals, discussions, and representations concerning those terms.

Any amendment to this Offer Letter must be in writing and signed by you and an authorized representative of the Company.

10. Acceptance

Please confirm your acceptance of this offer by signing below.

I look forward to welcoming you and working with you.

For and on behalf of TransparentBusiness, Inc.:

Signature:
Alex Konanykhin
Chief Executive Officer

Date:

Accepted and Agreed:

I accept the offer of employment as Financial Director on the terms and conditions set out in this Offer Letter.

Signature:
Jesus M. Quintero

Date:

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